UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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◻Soliciting Material under Section 240.14a-12

The Eastern Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE EASTERN COMPANY
112 Bridge Street
P.O. Box 460
Naugatuck, CT 06770-0460
______________

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS WEDNESDAY, APRIL 29, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of The Eastern Company (the “Company”), dated March 5, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 29, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 9, 2020.

THE NOTICE SHOULD BE READ IN CONJUCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2020

To the Shareholders of The Eastern Company:

In accordance with Executive Order No. 7I issued by the Governor of the State of Connecticut, which temporarily suspends the statutory requirement for in-person shareholder meetings for Connecticut corporations in light of the COVID-19 pandemic, and to support the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders of The Eastern Company (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, April 29, 2020 at 11:00 a.m. Eastern Daylight Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person, but you will have the same opportunities to participate in the virtual meeting format as you would at an in-person meeting.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 2, 2020, the record date. If you were a shareholder of record as of the record date, to be admitted to the Annual Meeting at www.issuerdirect.com/virtual-event/EML, and to vote your shares during the meeting or submit questions during the meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. Shareholders of record may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

If you were a beneficial owner as of the record date of shares held in “street name” through a broker, bank or other nominee and you wish to attend the meeting and/or vote your shares during the meeting or submit questions during the meeting, you will need to provide proof of your authority to vote (legal proxy), which you must obtain from such nominee reflecting your holdings. You may forward an e-mail from your nominee or attach an image of your legal proxy and transmit it via e-mail to Issuer Direct at proxy@issierdirect.com and you should label the e-mail “Legal Proxy” in the subject line. Requests for registration must be received by Issuer Direct no later than 12:00 a.m., Eastern Daylight Time, on April 26, 2020. You will then receive confirmation of your registration, with a control number by e-mail from Issuer Direct. At the time of the meeting, go to www.issuerdirect.com/virtual-event/EML and enter the first 13 digits of your control number.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have previously submitted a proxy by one of the methods described in the proxy materials, you do not need to vote again unless you would like to change your vote.

By Order of the Board of Directors,

April 9, 2020

The Annual Meeting on April 29, 2020 at 11:00 a.m. Eastern Daylight Time will be available at www.issuerdirect.com/virtual-event/EML. We encourage you to log on 15 minutes to the start of the Annual Meeting. The Proxy Statement and our Annual Report on Form 10-K are available on our website at https://www.easterncompany.com/annual-reporting2.php. Additionally, you may access our proxy materials at www.proxyvote.com.

Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words "believes," "intends," "continues," "reflects," "plans," "anticipates," "expects," and similar expressions, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management's current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. Among the risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, but are not limited to changing customer preferences, lack of success of new products, loss of customers, cybersecurity breaches, changes in competition in our markets, and increased prices for raw materials resulting from tariffs on imported goods or otherwise. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.